Merrill Lynch
Private Client Group

MERRILL LYNCH BUSINESS
FINANCIAL SERVICES, INC.
222 North LaSalle Street
17th Floor
Chicago, Illinois 60801
(312) 269-4428
FAX: (312) 499-3254
Email Address:
martin_aguilera@ml.com

August 3, 2005

G. Dennis Key
Aspect Systems, Inc. f/k/a Aspect Semiquip International, Inc.
375 East Eliot Road, Building 6
Chandler, Arizona 85225

Re: TERM LOAN AND SECURITY AGREEMENT DATED MAY 14, 2004

Dear Mr. Key,

This Letter refers to (i) that certain TERM LOAN AND SECURITY AGREEMENT NO. 912852522 DATED MAY 14, 2004, between Merrill Lynch Business Financial Services, Inc. (“MLBFS”) and Aspect Systems, Inc. f/k/a Aspect Semiquip International, Inc. (“Customer”), including any previous amendments and extensions thereof (collectively the “Loan Agreement”), and (iii) all other agreements between MLBFS and Customer or any party who has guaranteed or provided collateral for Customer’s obligations to MLBFS, in connection therewith (collectively, the “Loan Documents”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Documents.

Based on MLBFS’ review of the Customer’s June 30, 2005 financial statements, which Customer recently provided MLBFS, the Customer, as of the date of the financial statements, is in violation of the “Minimum Collateral Requirement” covenant required by the Loan Documents (the “Identified Defaults”). Under the terms of the Loan Documents, MLBFS has certain rights and remedies available to it with respect to the Identified Defaults. By execution below, the Customer acknowledges that it has been and continues to be in default of said covenant. Accordingly, the Customer has requested that MLBFS waive the Identified Defaults. MLBFS has agreed to do so, provided that Customer’s representations and warranties set forth herein are true and correct in all respects, and subject to the additional terms hereof.

MLBFS hereby agrees, as a one-time accommodation, to grant the waiver that the Customer has requested. Therefore, this letter shall serve to advise you that MLBFS has agreed to waive, for the period ending June 30, 2005 only, the Customer’s default of the “Minimum Collateral Requirement” covenant that is required by the Loan Agreement.

Customer and the other Obligors acknowledge that the waiver set forth above are limited precisely as written and except for the waiver of the Defaults described above for the dates specified, all other terms and conditions of the Loan Agreement and all other Loan Documents shall remain in full force and effect and nothing contained herein shall be deemed to constitute a waiver of any future Default.

As we have discussed, MLBFS will expect full compliance with all of the loan covenants at all time after June 30, 2005. If Customer remains in violation of the loan covenant(s) at any time after June 30, 2005, Events of Default will have occurred and be continuing under the Loan Documents.

In order for this letter and the waiver contained herein to become effective, Customer and the other Guarantors must indicate acceptance on a copy of this letter in the space set forth below, and return said copy to the undersigned within 7 days from the date hereof.

Notwithstanding the foregoing, this letter shall not serve to act as a waiver of any other requirements of the Loan Agreement or any other defaults that may presently or hereafter exist under the Loan Documents.

Please contact me at (312) 269-4428 if you have any questions.

Cordially,

MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC.

By: /s/ Martin Aguilera
Martin A. Aguilera
Assistant Vice President

ACCEPTED BY:

Aspects Systems, Inc. f/k/a Aspect Semiquip International, Inc.

By:	/s/ G. Dennis Key
	Signature (1)	Signature (2)

By:	G. Dennis Key
	Printed Name	Printed Name

President / CEO
Title	Title

APPROVED BY:

Guarantor:

/s/ Douglas N. Dixon
DOUGLAS N. DIXON